Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Reports
 Third Quarter Fiscal 2023 Financial Results

~ Raising Fiscal Year Sales and Earnings Outlook ~

~ Net Sales increased 14.8% ~

~ Comparable Store Sales increased 7.0% ~

~  Earnings per Share increased 37.8% to $0.51 ~

HARRISBURG, PA – December 6, 2023 – Ollie’s Bargain Outlet Holdings, Inc. (NASDAQ: OLLI) (the “Company”) today reported financial results for the third quarter ended October 28, 2023.

Third Quarter Summary:

•	Total net sales increased 14.8% to $480.1 million.

•	Comparable store sales increased 7.0% from the prior year increase of 1.9%.

•	The Company opened 23 new stores, ending the quarter with 505 stores in 30 states, a year-over-year increase in store count of 9.1%.

•	Operating income increased 32.3% to $39.1 million and operating margin increased 100 basis points to 8.1%.

•	Net income increased 37.8% to $31.8 million, or $0.51 per diluted share, as compared with net income of $23.1 million, or $0.37 per diluted share, in the prior year.

•	Adjusted net income(1) increased 37.4% to $31.6 million, or $0.51 per diluted share, as compared with prior year adjusted net income of $23.0 million, or $0.37 per diluted share.

•	Adjusted EBITDA(1) increased 29.5% to $51.1 million and adjusted EBITDA margin(1) increased 120 basis points to 10.6%.

(1)
As used throughout this release, adjusted net income, adjusted net income per diluted share, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). Please see the accompanying financial tables which reconcile our comparable GAAP measures to these non-GAAP measures.

“We had another strong quarter and are pleased with the positive trends in our business. Our third quarter sales and margins came in ahead of our expectations, driven by strong deal flow, lower supply chain costs, and continued execution throughout the organization. In the quarter, comparable store sales increased 7.0%, net sales increased 14.8% to $480 million, and adjusted EBITDA increased 29.5% to $51 million.  We also opened a record 23 new stores in the quarter and saw very healthy new store productivity in the period,” said John Swygert, President and Chief Executive Officer.

“The closeout deal flow is very strong. Consumers remain under pressure and are looking for ways to save money on branded merchandise they need and want in their homes. Manufacturers are creating new and innovative products, changing packaging and sizes, and competing for retail shelf space, which is creating more closeout opportunities. Based on the strength of our third quarter results and current business trends, we are raising our sales and earnings guidance for the full year,” Mr. Swygert concluded.

Third Quarter Results

Net sales increased 14.8% to $480.1 million in the third quarter of fiscal 2023 as compared with net sales of $418.1 million in the third quarter of fiscal 2022.  The increase in net sales was the result of new store unit growth in addition to a comparable store sales increase of 7.0%.

Gross profit increased 17.9% to $194.1 million in the third quarter of fiscal 2023 from $164.7 million in the third quarter of fiscal 2022. Gross margin increased 100 basis points to 40.4% in the third quarter of fiscal 2023 from 39.4% in the third quarter of fiscal 2022. The increase in gross margin was primarily due to favorable supply chain costs partially offset by lower merchandise margins related to shrink and merchandise mix.

Selling, general, and administrative expenses increased 13.5% to $141.7 million in the third quarter of fiscal 2023 from $124.8 million in the third quarter of fiscal 2022. The increase was primarily driven by higher selling expenses related to new store openings and higher incentive compensation.  As a percentage of net sales, SG&A leveraged 40 basis points to 29.5% in the third quarter of fiscal 2023 compared to 29.9% the third quarter of fiscal 2022, primarily the result of leverage of fixed expenses on the increase in comparable store sales, partially offset by higher incentive compensation.

Pre-opening expenses for new stores increased to $6.3 million in the third quarter of fiscal 2023 from $4.5 million in the third quarter of fiscal 2022 due to timing of new stores.

Operating income increased 32.3% to $39.1 million in the third quarter of fiscal 2023 from $29.5 million in the third quarter of fiscal 2022.  Operating margin increased 100 basis points to 8.1% in the third quarter of fiscal 2023 from 7.1% in the third quarter of fiscal 2022.

Net income increased 37.8% to $31.8 million, or $0.51 per diluted share, in the third quarter of fiscal 2023 compared with net income of $23.1 million, or $0.37 per diluted share, in the third quarter of fiscal 2022.  Adjusted net income(1) increased 37.4% to $31.6 million, or $0.51 per diluted share, in the third quarter of fiscal 2023 from $23.0 million, or $0.37 per diluted share, in the third quarter of fiscal 2022.

Adjusted EBITDA(1) increased 29.5% to $51.1 million in the third quarter of fiscal 2023  from $39.5 million in the third quarter of fiscal 2022.  Adjusted EBITDA margin(1) increased 120 basis points to 10.6% in the third quarter of fiscal 2023 from 9.4% in the third quarter of fiscal 2022.  Adjusted EBITDA excludes non-cash stock-based compensation expense.

Balance Sheet and Cash Flow Highlights

The Company's cash and cash equivalents and short-term investments were $264.0 million as of the end of the third quarter of fiscal 2023 compared with cash and cash equivalents of $182.1 million as of the end of the third quarter of fiscal 2022. The Company had no borrowings outstanding under its $100 million revolving credit facility and $91.8 million of availability under the facility as of the end of the third quarter of fiscal 2023. The Company ended the period with total borrowings, consisting solely of finance lease obligations, of $1.5 million as of the end of the third quarter of fiscal 2023.

Inventories as of the end of the third quarter of fiscal 2023 increased 1.7% to $532.4 million compared with $523.7 million as of the end of the third quarter of fiscal 2022, driven by new store growth, partially offset by the impact of lower capitalized freight costs.

Capital expenditures were $36.1 million in the third quarter of fiscal 2023, primarily related to the development of new stores, the remodeling of existing stores, the completion of the Company’s distribution center expansion in York, PA, and the development of the Company’s new distribution center in Princeton, IL.

Extension of Share Repurchase Authorization

During the third quarter of fiscal 2023, the Company repurchased 142,453 shares of its common stock for $10.8 million. As of the end of the third quarter, the Company had $98.4 million of remaining capacity under its current share repurchase program. On November 30, 2023, the Company's Board of Directors authorized an extension to the existing share repurchase program set to expire on December 15, 2023, extended to March 31, 2026.

Fiscal 2023 Outlook

The Company is raising its sales and earnings outlook for the 53-week fiscal year ending February 3, 2024. A comparison of new and previous outlook figures is contained in the table below:

	New	Previous
New store openings, net	44	44
Net sales	$2.097 to $2.104 billion	$2.076 to $2.091 billion
Comparable store sales increase	5.3% to 5.6%	4.0% to 4.5%
Gross margin	39.2% to 39.3%	39.1% to 39.3%
Operating income	$221 to $225 million	$212 to $219 million
Adjusted net income(1)(2)	$172 to $176 million	$165 to $170 million
Adjusted net income per diluted share(1)(2)	$2.77 to $2.83	$2.65 to $2.74
Annual effective tax rate (excludes excess tax benefits related to stock-based compensation)	25.2%	25.1%
Diluted weighted average shares outstanding	62 million	62 million
Capital expenditures	$125 million	$125 million

(2)
The guidance ranges as provided for adjusted net income and adjusted net income per diluted share exclude the excess tax benefits related to stock-based compensation as the Company cannot predict such estimates without unreasonable effort.

Conference Call Information

A conference call to discuss third quarter fiscal 2023 financial results is scheduled for today, December 6, 2023, at 8:30 a.m. Eastern Time. To access the live conference call, please pre-register here. Registrants will receive a confirmation with dial-in instructions. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.ollies.us/.

A replay of the conference call webcast will be available at the investor relations website for one year.

About Ollie’s

We are America’s largest retailer of closeout merchandise and excess inventory, offering Real Brands and Real Bargain prices®!  We offer extreme value on brand name products in a variety of departments, including housewares, food, books and stationery, bed and bath, floor coverings, toys, health and beauty aids, and more. We currently operate 510 stores in 30 states and growing! For more information, visit www.ollies.us

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including our fiscal 2023 business outlook or financial guidance, and industry outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, capital market conditions, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including, but not limited to, supply chain challenges, legislation, national trade policy, and the following: our failure to adequately procure and manage our inventory, anticipate consumer demand or achieve favorable product margins; changes in consumer confidence and spending; risks associated with our status as a “brick and mortar” only retailer; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; fluctuations in comparable store sales and results of operations, including on a quarterly basis; factors such as inflation, cost increases and energy prices; the risks associated with doing business with international manufacturers and suppliers including, but not limited to, potential increases in tariffs on imported goods; our inability to operate our stores due to civil unrest and related protests or disturbances; our failure to properly hire and to retain key personnel and other qualified personnel; changes in market levels of wages; risks associated with cybersecurity events and the timely and effective deployment, protection and defense of computer networks and other electronic systems, including email; our inability to obtain favorable lease terms for our properties; the failure to timely acquire, develop, open, and operate, or the loss of, or disruption or interruption in the operations of, any of our centralized distribution centers; risks associated with our lack of operations in the growing online retail marketplace; risks associated with litigation, the expense of defense, and potential for adverse outcomes; our inability to successfully develop or implement our marketing, advertising and promotional efforts; the seasonal nature of our business; risks associated with natural disasters, whether or not caused by climate change; outbreak of viruses, global health epidemics, pandemics, or widespread illness, including the continued impact of COVID-19 and continuing or renewed regulatory responses thereto; changes in government regulations, procedures and requirements; and our ability to service indebtedness and to comply with our financial covenants together with each of the other factors set forth under the heading “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Contact:
John Rouleau
ICR
John.Rouleau@icrinc.com

Media Contact:
Tom Kuypers
Senior Vice President – Marketing & Advertising
717-657-2300
tkuypers@ollies.us

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Income
(In thousands except for per share amounts)
(Unaudited)

	Thirteen weeks ended		Thirty-nine weeks ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Condensed consolidated statements of income data:
Net sales	$480,050	$418,072	$1,453,713	$1,277,220
Cost of sales	285,939	253,396	884,347	827,609
Gross profit	194,111	164,676	569,366	449,611
Selling, general and administrative expenses	141,684	124,810	406,575	359,549
Depreciation and amortization expenses	7,065	5,872	20,203	16,698
Pre-opening expenses	6,293	4,462	12,443	10,142
Operating income	39,069	29,532	130,145	63,222
Interest income, net	(3,977)	(866)	(10,054)	(880)
Income before income taxes	43,046	30,398	140,199	64,102
Income tax expense	11,243	7,316	35,235	14,400
Net income	$31,803	$23,082	$104,964	$49,702
Earnings per common share:
Basic	$0.52	$0.37	$1.70	$0.79
Diluted	$0.51	$0.37	$1.69	$0.79
Weighted average common shares outstanding:
Basic	61,682	62,507	61,807	62,603
Diluted	62,068	62,751	62,110	62,810

Percentage of net sales (1):
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	59.6	60.6	60.8	64.8
Gross profit	40.4	39.4	39.2	35.2
Selling, general and administrative expenses	29.5	29.9	28.0	28.2
Depreciation and amortization expenses	1.5	1.4	1.4	1.3
Pre-opening expenses	1.3	1.1	0.9	0.8
Operating income	8.1	7.1	9.0	4.9
Interest income, net	(0.8)	(0.2)	(0.7)	(0.1)
Income before income taxes	9.0	7.3	9.6	5.0
Income tax expense	2.3	1.7	2.4	1.1
Net income	6.6%	5.5%	7.2%	3.9%

(1)	Components may not add to totals due to rounding.

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

Assets	October 28, 2023	October 29, 2022
Current assets:
Cash and cash equivalents	$159,555	$182,104
Short-term investments	104,477	-
Inventories	532,370	523,728
Accounts receivable	1,973	1,363
Prepaid expenses and other current assets	7,184	7,157
Total current assets	805,559	714,352
Property and equipment, net	230,203	170,133
Operating lease right-of-use assets	481,124	447,922
Goodwill	444,850	444,850
Trade name	230,559	230,559
Other assets	2,065	2,152
Total assets	$2,194,360	$2,009,968
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$554	$445
Accounts payable	105,440	83,210
Income taxes payable	592	-
Current portion of operating lease liabilities	94,899	81,589
Accrued expenses and other current liabilities	87,618	86,949
Total current liabilities	289,103	252,193
Revolving credit facility	-	-
Long-term debt	957	1,006
Deferred income taxes	70,899	65,418
Long-term portion of operating lease liabilities	393,027	373,228
Other long-term liabilities	-	1
Total liabilities	753,986	691,846
Stockholders’ equity:
Common stock	67	67
Additional paid-in capital	690,842	674,958
Retained earnings	1,091,476	933,424
Treasury - common stock	(342,011)	(290,327)
Total stockholders’ equity	1,440,374	1,318,122
Total liabilities and stockholders’ equity	$2,194,360	$2,009,968

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirteen weeks ended		Thirty-nine weeks ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Net cash provided by (used in) operating activities	$1,096	$(2,976)	$110,861	$979
Net cash used in investing activities	(11,743)	(15,123)	(125,301)	(38,626)
Net cash used in financing activities	(11,214)	(17,840)	(36,601)	(27,226)
Net decrease in cash and cash equivalents	(21,861)	(35,939)	(51,041)	(64,873)
Cash and cash equivalents at beginning of period	181,416	218,043	210,596	246,977
Cash and cash equivalents at end of period	$159,555	$182,104	$159,555	$182,104

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in thousands)
(Unaudited)

The Company reports its financial results in accordance with GAAP.  We have included the non-GAAP measures of EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted net income per diluted share in this press release as these are key measures used by our management and our board of directors to evaluate our operating performance and the effectiveness of our business strategies, make budgeting decisions, and evaluate compensation decisions.  Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company’s operating results. We believe that excluding items that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude from net income and net income per diluted share, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

The tables below reconcile the most directly comparable GAAP measure to non-GAAP financial measures: net income to adjusted net income, net income per diluted share to adjusted net income per diluted share, and net income to EBITDA and adjusted EBITDA.

Adjusted net income and adjusted net income per diluted share exclude excess tax benefits related to stock-based compensation, which may not occur with the same frequency or magnitude in future periods. We define EBITDA as net income before net interest income or expense, depreciation and amortization expenses, and income taxes. Adjusted EBITDA represents EBITDA as further adjusted for non-cash stock-based compensation expense.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations, and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
 (In thousands except for per share amounts)
 (Unaudited)

Reconciliation of GAAP net income to adjusted net income

	Thirteen weeks ended		Thirty-nine weeks ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Net income	$31,803	$23,082	$104,964	$49,702
Excess tax benefits related to stock-based compensation(1)	(189)	(78)	(898)	(282)
Adjusted net income	$31,614	$23,004	$104,066	$49,420

(1)	Amount represents the impact from the recognition of excess tax benefits pursuant to Accounting Standards Update 2016-09, Stock Compensation.

Reconciliation of GAAP net income per diluted share to adjusted net income per diluted share

	Thirteen weeks ended		Thirty-nine weeks ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Net income per diluted share	$0.51	$0.37	$1.69	$0.79
Adjustments as noted above, per dilutive share:
Excess tax benefits related to stock-based compensation(1)	-	-	(0.01)	-
Adjusted net income per diluted share (1)	$0.51	$0.37	$1.68	$0.79

Diluted weighted-average common shares outstanding	62,068	62,751	62,110	62,810

(1)	Totals may not foot due to rounding

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
 (Dollars in thousands)
 (Unaudited)

Reconciliation of GAAP net income to EBITDA and adjusted EBITDA

	Thirteen weeks ended		Thirty-nine weeks ended
	October 28,	October 29,	October 28,	October 29,
	2023	2022	2023	2022
Net income	$31,803	$23,082	$104,964	$49,702
Interest income, net	(3,977)	(866)	(10,054)	(880)
Depreciation and amortization expenses	9,051	7,362	25,417	21,123
Income tax expense	11,243	7,316	35,235	14,400
EBITDA	48,120	36,894	155,562	84,345
Non-cash stock-based compensation expense	3,004	2,590	9,008	7,313
Adjusted EBITDA	$51,124	$39,484	$164,570	$91,658

 Key Statistics

	Thirteen weeks ended		Thirty-nine weeks ended
	October 28,	October 29,	October 28,	October 29,
	2023	2022	2023	2022

Number of stores open at the beginning of period	482	449	468	431
Number of new stores	23	15	38	35
Number of closed stores	-	(1)	(1)	(3)
Number of stores open at end of period	505	463	505	463

Average net sales per store (1)	$970	$915	$3,014	$2,864
Comparable stores sales change	7.0%	1.9%	6.5%	(5.4)%
Comparable store count – end of period	445	405	445	405

(1)	Average net sales per store represents the weighted average of total net weekly sales divided by the number of stores open at the end of each week for the respective periods presented.